Exhibit 10.1

SECOND AMENDMENT TO
ACQUISITION AGREEMENT

This Second Amendment to Acquisition Agreement (this “Amendment”), dated as of January 22, 2014, is entered into by and among Smokin Concepts Development Corporation, a Colorado corporation (“SCDC”), Bourbon Brothers Holding Company, LLC, a Colorado limited liability company (“BBHC”), and JW Roth and Robert Mudd (the “Principals”), in order to amend that certain Acquisition Agreement, dated as of September 30, 2013, as amended November 6, 2013 (the “Acquisition Agreement”).  Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Acquisition Agreement.

           WHEREAS, the Acquisition Agreement provides that the Company will acquire BBHC and issue shares of the Company’s common stock and Series A Convertible Preferred Stock such that 80% of the Company’s post-transaction shares of common stock and all of the Series A Convertible Preferred Stock will be held by the current owners of BBHC (the “Transaction”);

WHEREAS, the shareholders of SCDC have approved the Acquisition Agreement and the Transaction at a special meeting of shareholders;

WHEREAS, the Acquisition Agreement provides for the issuance of up to 38,516,880 total shares of the Company to BBHC Class B Non-Voting members and to BBHC Class A Voting members upon the closing of the Transaction;

WHEREAS, as of the date of this Amendment there are 11,113,600 Class B Non-Voting Units of BBHC outstanding and 10,000,000 Class A Voting Units of BBHC outstanding;

WHEREAS, based on the outstanding Units of BBHC, the exchange ratio is calculated as 1.82426872 such that 20,274,193 shares of Common Stock of the Company will be issued to BBHC Class B Non-Voting members and 18,242,687 shares of Series A Stock to BBHC Class A Voting members

NOW THERFORE, in consideration of the mutual covenants set forth herein and in the Acquisition Agreement and for other good and valuable consideration, and intending to be legally bound, the parties do hereby amend the Acquisition Agreement as follows:

1.  Section 2.1 “Effect of the Contribution on Capital Stock” of the Acquisition Agreement is hereby amended and restated in its entirety as follows (amended language in italics):

2.1           Effect of the Contribution on Capital Stock.  At the Effective Time, as a result of the Contribution of BBHC Units, each Class A Unit representing membership interests in BBHC (each, a “Class A Unit”) will be contributed to SCDC in exchange for the right to receive the number of shares of SCDC Preferred Stock (the “Class A Contribution Consideration”) equal to the Exchange Ratio.  At the Effective Time, as a result of the Contribution of BBHC Units, each Class B Unit representing membership interests in BBHC (each, a “Class B Unit” and collectively with the Class A Units, the “Units”) will be contributed to SCDC in exchange for the right to receive the number of shares of SCDC Common Stock (the “Class B Contribution Consideration” and collectively with the “Class A Contribution Consideration”, the “Contribution”) equal to the Exchange Ratio.  The “Exchange Ratio” is 1.82426872, based on 21,113,600 Units outstanding at the Effective Time, calculated based on the holders of outstanding capital stock of SCDC (of which there are 9,554,553 shares outstanding) owning 20% of SCDC after the Closing.  SCDC will issue 20,274,193 shares of SCDC Common Stock to BBHC Class B Non-Voting members and 18,242,687 shares of SCDC Preferred Stock to BBHC Class A Voting members. An additional number of shares may also be issued due to rounding after application of the Exchange Ratio.

2.  Section 3.1.h. “BBHC Representations and Warranties” (the first h. in that section) is hereby amended and restated in its entirety as follows (amended language in italics):

h.           as of the Closing :

(i)
the outstanding equity interests will consist of no more than 10,000,000 Class A Voting Units and 11,113,600 Class B Non-Voting Units.  Included in Schedule 3.1(c)(i) is the complete list of Members and Units owned.  There are no other outstanding Units;

(ii)
BBHC has options and warrants or other rights issued and outstanding to acquire 1,810,000 Class B Non-Voting Units, of which 600,000 are vested.  Included in Schedule 3.1(c)(ii) is a complete list of BBHC Rights.

3.  Section 4.1(c)(i) “SCDC Representations and Warranties” is hereby amended and restated in its entirety as follows (amended language in italics):

c.           as of the Closing :

(i)
the authorized capital of SCDC will consist of 100,000,000 shares of SCDC Common Stock, no par value per share, and 18,242,700 shares of preferred stock, par value of $0.001, of which no more than 9,554,553 shares of SCDC Common Stock and no shares of SCDC preferred stock will be issued and outstanding;

4.  Except as expressly set forth herein, the Acquisition Agreement shall continue in full force and effect in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, BBHC, SCDC and the Principals have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SMOKIN CONCEPTS DEVELOPMENT CORPORATION

By:    /s/ Robert B. Mudd
Name:     Robert B. Mudd
Title: CEO, President and Board Member

BOURBON BROTHERS HOLDING COMPANY

By:   /s/ J. W. Roth
Name:  J.W W. Roth
Title:  Chairman

PRINCIPALS

/s/ J. W. Roth
J. W. Roth, Principal

/s/ Robert Mudd
Robert Mudd, Principal